EXHIBIT 99.1

Cell Therapeutics, Inc.

Making cancer more treatable

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics, Inc. (CTI) Completes Acquisition of

Lymphoma Drug Zevalin® from Biogen Idec for Sales and

Marketing in the United States

Company Returns to Commercial Operations

December 27, 2007 Seattle—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTAX: CTIC) today announced that it has completed its acquisition of Zevalin® (ibritumomab tiuxetan) from Biogen Idec, giving CTI sole responsibility for marketing, sales, and development of the drug in the United States. Zevalin will continue to be sold outside the United States by Bayer Schering under an agreement between Biogen Idec and Bayer Schering. Approved in 2002 to treat patients with relapsed indolent non-Hodgkin’s lymphoma (NHL), Zevalin was the first radioimmunotherapy to be approved by the U.S. Food and Drug Administration (FDA). In 2006, Biogen Idec reported $16.4 million in U.S. Zevalin sales.

“This acquisition puts CTI back into the commercial arena, which is a relatively exclusive space for biotech companies, and also strengthens our product pipeline,” said James A. Bianco, M.D., President and CEO of CTI. “Adding the commercial infrastructure now may also provide a benefit to the company for future launches of other products in our pipeline. This is especially relevant to the potential launch of pixantrone and its expected synergies with Zevalin.”

CTI made an initial payment of $10 million to Biogen Idec in exchange for control of U.S. marketing, sales, and development of Zevalin. Under the terms of the acquisition agreement, CTI will pay royalties to Biogen Idec based on the net sales of Zevalin until at least December 2015, and has also agreed to pay up to an additional $20 million in milestone payments if the product receives approval from the FDA for certain first-line indications in NHL. CTI also has agreed to share the cost of certain clinical trials of Zevalin with Bayer Schering in the event such trials are undertaken. CTI was advised on the transaction by CIBC World Markets Corp.

“Zevalin is a highly effective drug now, with attractive long-term commercial potential as front-line consolidation therapy in follicular and diffuse B-cell lymphoma. Potential label expansion into first-line treatment for NHL in the U.S. could help boost sales significantly,” Dr. Bianco added.

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Fong Appointed as Vice President, Commercial Operations

Dr. Bianco also announced that Jim Fong has joined the company as Vice President of Commercial Operations and will be leading the commercial operation for Zevalin.

Most recently, Fong was Senior Director of Brand Marketing at CV Therapeutics, Inc. (CVT), where he managed a sales team of more than 200, including business managers, marketing and sales operations and the sales training department. Prior to CVT, Fong directed several sales teams and has previous oncology experience launching Camptosar at Pharmacia. Fong holds a B.S. from University of California, Los Angeles in Psychology.

“Jim did a great job at the launch of Ranexa and streamlining CVT’s commercial operations. With his prior expertise in marketing and sales, and the launch of a novel blockbuster anti-cancer agent Camptosar®, Jim has the ideal credentials to lead a successful sales and marketing effort for ZEVALIN while optimizing the positioning of our future oncology products like pixantrone,” noted Dr. Bianco.

“I am very pleased to join the CTI team and help re-establish a strong sales and marketing presence for the company,” said Fong. “ZEVALIN is a great product and CTI is on an upward growth path with multiple opportunities for product launches in the coming years.”

Seattle leaders praised the acquisition as a boost for the local biotech community.

“CTI is on a growth path with its acquisition of Zevalin. Patients will benefit, knowing they have continued access to this proven drug. Becoming a commercial company again is good news for CTI as well as for the Seattle biotech community,” said Jack Farris, President of the Washington Biotechnology & Biomedical Association.

“Building a vibrant biotech community is an important part of the city’s and the state’s business strategy. Companies like CTI are helping to build our economic infrastructure for the future,” said Jan Drago, Seattle City Council.

About Zevalin®

Zevalin® is a form of cancer therapy called radioimmunotherapy and is indicated for the treatment of patients with relapsed or refractory low-grade or follicular B-cell NHL, including patients with rituximab-refractory NHL. It was approved by the FDA in February of 2002 as the first radioimmunotherapeutic agent for the treatment of NHL.

Rare deaths associated with an infusion reaction symptom complex have occurred within 24 hours of rituximab (RITUXAN®) infusions. Yttrium-90 ZEVALIN administration results in severe and prolonged cytopenias in most patients. Severe cutaneous and mucocutaneous

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reactions have been reported. The most serious adverse reactions of the ZEVALIN therapeutic regimen were primarily hematologic, including neutropenia, thrombocytopenia and anemia. Infusion-related toxicities were associated with pre-administration of rituximab. The risk of hematologic toxicity correlated with the degree of bone marrow involvement prior to ZEVALIN therapy. Myelodysplasia or acute myelogenous leukemia was observed in 2 percent of patients (8 to 34 months after treatment). ZEVALIN should only be used by health care professionals qualified by training and experience in the safe use of radionuclides.

Patients and healthcare professionals can visit www.zevalin.com for more information.

About Non-Hodgkin’s Lymphoma

Non-Hodgkin’s lymphoma (NHL) is caused by the abnormal proliferation of white blood cells and normally spreads through the lymphatic system, a system of vessels that drains fluid from the body. NHL can be broadly classified into two main forms – aggressive NHL, a rapidly spreading acute form of the disease, and indolent NHL, which progresses more slowly. According to the SEER CanQuest Database and the American Cancer Society, in 2005, the prevalence of indolent NHL in the United States was 282,025 with 24,490 newly diagnosed patients. The prevalence of aggressive NHL in the United States was 99,880 with 31,900 newly diagnosed patients.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.cticseattle.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Specifically, the risks and uncertainties that could affect the development of Zevalin include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and with Zevalin in particular including, without limitation, the potential failure of Zevalin to prove safe and effective for treatment of non-Hodgkin’s lymphoma, determinations by regulatory, patent and administrative governmental authorities, competitive factors, technological developments, and costs of developing, producing and selling Zevalin. In addition, there is a risk that we may not be able to recognize the full expected value of Zevalin in future years. In addition, you should also review the risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 8-K, and 10-Q. Except as may be required by Italian law, CTI is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Susan Callahan

T: 206.272.4472

F: 206.272.4434

E: media@ctiseattle.com

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Investors Contact:

Leah Grant

T: 206.282.7100

F: 206.272.4434

E: invest@ctiseattle.com

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Medical Information Contact:

T: 800.715.0944

E: info@askarm.com

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